U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2005

COFFEE PACIFICA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-10170-2	46-0466417
(State or other jurisdiction of incorporation or organization)	Commission File No	(IRS Employer Identification Number)

P.O. Box 95012, 8726 Barnard Street, Vancouver, B.C., Canada	V6P 6A6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 274 8004

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

Coffee Pacifica, Inc. (OTCBB:CFPC) announced in a News Release dated January 11, 2005 that as part of its continued growth plans during the 2005 fiscal period, it intends to sell its farmers-direct premium quality Papua New Guinea coffee by establishing several distributorships throughout the European countries. Coffee Pacifica has already received requests for samples from a variety of coffee buyers from various European countries. The establishment of distributors is aimed at strengthening Coffee Pacifica's wholesale distribution channels while addressing its rapid growth and the complexities of the global coffee business. The distribution channels will facilitate the availability of our coffee to the consumers in the European countries.

Mr. Jon Yogiyo, Vice Chairman of Coffee Pacifica, stated that: "establishing distributors in Europe allows Coffee Pacifica to offer farmers-direct coffee to our potential customers. It also gives Coffee Pacifica the opportunity to respond directly to the growing demand in these markets by the utilization of the existing wholesale distribution channels as we constantly strive to seek out new markets for our coffee."

On February 1, 2005, Coffee Pacifica will also officially open its head office in Las Vegas, Nevada, to provide pre-and post-sales customer support.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

COFFEE PACIFICA, INC.

Date:    January 12, 2005_____                       /s/         "Shailen Singh" _________

                                                                              Shailen Singh, President & CEO